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                                                                   EXHIBIT 10(h)

            PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT

ARTICLE                                                PAGE
-------                                                ----
COVERAGE                                                 2
TERM                                                     2
TERRITORY                                                3
EXCLUSIONS                                               3
DEFINITIONS                                              6
LOSS OCCURRENCE                                          7
NET RETAINED LIABILITY                                   8
SELF INSURED OBLIGATIONS                                 9
OTHER REINSURANCE                                        9
REPORTS AND REMITTANCES                                  9
RESERVES AND FUNDING                                    10
SPECIAL FUNDING/TERMINATION                             12
LOSS NOTICES AND SETTLEMENTS                            13
LATE PAYMENT PENALTY                                    14
OFFSET                                                  15
SALVAGE AND SUBROGATION                                 15
DELAYS, ERRORS, OR OMISSIONS                            16
AMENDMENTS                                              16
ACCESS TO RECORDS                                       16
INSOLVENCY                                              16
ARBITRATION                                             17
CONFLICT WITH LAW                                       19
TAXES                                                   19
FEDERAL EXCISE TAX                                      20
CURRENCY                                                20
SERVICE OF SUIT                                         20
AGENCY                                                  21
INTERMEDIARY                                            21

EXHIBIT A -- FIRST LAYER                                22

EXHIBIT B -- SECOND LAYER                               23

EXHIBIT C -- THIRD LAYER                                24

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            PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT

         THIS AGREEMENT is made and entered into by and between MERCHANTS MUTUAL INSURANCE COMPANY, a New York corporation, MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC., a New Hampshire corporation, and any and all insurance companies which are now or hereafter come under the same ownership or management as Merchants Mutual Insurance Company (hereinafter called the "Company") of the one part, and the various Reinsurers as identified by the Interests and Liabilities Agreements attaching to and forming a part of this Agreement (hereinafter called the "Reinsurers") of the other part.

         The parties hereto agree as hereinbelow in consideration of the mutual covenants contained in the following Articles and attached Exhibits and upon the terms and conditions set forth therein:

COVERAGE

         The Reinsurers will indemnify the Company for any loss or losses occurring during the term of this Agreement under all policies, classified by the Company as:

                  PROPERTY, INCLUDING BUT NOT LIMITED TO: FIRE, ALLIED LINES, FARMOWNERS, HOMEOWNERS, BUSINESS OWNERS, COMMERCIAL MULTIPLE PERIL, EARTHQUAKE, INLAND MARINE, BOILER AND MACHINERY, AUTOMOBILE PHYSICAL DAMAGE, BURGLARY AND THEFT, EXTENDED COVERAGE, AND GLASS.

         All reinsurance for which the Reinsurers will be obligated by virtue of this Agreement will be subject to the same terms, conditions, interpretations, waivers, modifications, and alterations as the respective policies of the Company to which this Agreement applies. Nothing herein will in any manner create any obligations or establish any rights against the Reinsurers in favor of any third parties or any persons not parties to this Agreement except as provided in the Insolvency Article.

TERM

         This Agreement will apply to all loss occurrences during the 12-month term extending from 12:01 a.m. Eastern Standard Time on January 1, 2003 to 12:01 a.m. Eastern Standard Time on January 1, 2004.

         Should this Agreement expire while a loss occurrence covered hereunder is in progress, all losses arising from such loss occurrence will be deemed to have been incurred prior to the expiration of this Agreement, subject to the other conditions of this Agreement, and provided that no part of said loss occurrence is claimed against any renewal or replacement of this Agreement.

         Notwithstanding the expiration of this Agreement as hereinabove provided, the provisions of this Agreement will continue to apply to all obligations and liabilities of the parties incurred hereunder to the end that all such obligations and liabilities will be fully performed and discharged.

TERRITORY

         The territorial scope of this Agreement will be worldwide and identical to that of the Company's policies.

EXCLUSIONS

         This Agreement does not apply to and specifically excludes the following:

         A. Liability assumed by the Company under any form of treaty reinsurance; however, group intra-company reinsurance, local agency reinsurance accepted in the normal course of business, and/or policies written by another carrier at the Company's request and reinsured 100% by the Company will not be excluded hereunder.

         B.       Liability accruing to the Company under:

                  1. Accident and Health policies, Personal and Bodily Injury Liability policies, Workers Compensation policies/Employers' Liability policies, Fidelity bonds and/or similar contracts of insurance and/or reinsurance now written or which may hereafter be written and coded and classified as Casualty and/or Fidelity business.

                  2. Property Damage Liability policies and/or contracts of insurance and/or reinsurance now written or which may hereafter be written or coded and classified as Casualty business.

                  3.       Third Party Liability Coverages (including Medical
                           Payments).

         C. Business classified as Crop Hail insurance or Multiple Peril Crop insurance and insurance of growing or standing timber.

         D.       Aircraft Hulls in flight.

         E. Loss or liability excluded by the Pools, Associations, and Syndicates Exclusion Clause attached to this Agreement, except that notwithstanding the provisions of the attached Clause, this exclusion will not apply as respects Industrial Risk Insurers and FM Global.

         F. Insurances written in Co-Insurance with Nuclear Pools and reinsurance thereof.

         G. Mortgage Impairment insurances and similar kinds of insurances however styled, providing coverage to an insured as respects its mortgagee interest in property. However, this exclusion does not apply to the standard Errors and Omissions Form and any endorsement applicable thereto, attached to Fire policies nor to Mortgage Holder's Protection policies.

         H. Loss or liability excluded by the following clauses attached to this Agreement.

                  1.       Nuclear Energy Risks Exclusion Clause (Reinsurance)
                           (1994) (Worldwide excluding U.S.A. & Canada).

                  2. Nuclear Incident Exclusion Clause--Physical Damage--Reinsurance - U.S.A. & Canada.

         I. Loss or liability excluded by the Insolvency Funds Exclusion Clause attached to this Agreement.

         J. Loss/or damage/or costs/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke damage. Nevertheless, this exclusion does not preclude any payment of the cost of the removal of debris of property damaged by a loss otherwise covered hereunder, but subject always to a limit of 25% of the Company's property loss under the policy.

         K. The interest of Public Utilities in overhead telephone and electric power transmission and distribution lines.

         L. War Risks for all classes of business in accordance with the Coverage Article.

         M.       Financial Guarantee or Insolvency.

         N. Loss or liability excluded by the Terrorism Exclusion Clause attached to this Agreement.

         O. Any loss, damage, cost, expense or liability arising from Fungi that is not directly caused by or does not arise directly from a loss event that is

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                  covered under this Agreement. "Fungi" means any type or form of fungus, mold or mildew and any mycotoxins, spores, scents or byproducts produced or released by fungi.

         P. Extra contractual obligations and excess policy limits liability.

         If any risks reinsured hereunder as set forth in the Coverage Article but falling within the scope of the above exclusions are assigned to the Company under an Assigned Risk Plan the coverage afforded by this Agreement will apply to such risks, but only for the policy limits prescribed by said Plan, and subject to the limits of this Agreement.

         The exclusions enumerated above, with the exception of E., F., H., I., L., M., N., O. and P. will not apply when they are merely incidental to the main operations of the insured, provided such main operations are covered by the Company and are not themselves excluded from the scope of this Agreement. The Company will be the sole judge of what is "incidental."

         Should the Company, by reason of an inadvertent act, error, or omission, be bound to afford coverage excluded hereunder, the Reinsurers will waive the exclusion(s) with the exception of E., F., H., I., L., M., N., O. and
P. The duration of said waiver will not extend beyond the time the notice of such coverage has been received by the responsible underwriting authority of the Company plus the minimum time period required thereafter for the Company to terminate such coverage.

         The Company may submit to the Reinsurers, for special acceptance hereunder, business not covered by this Agreement. In the event of agreement by Lead Reinsurers, such special acceptance will be made and will be subject to the terms hereof (except as modified by the special acceptance), and will be binding on all Reinsurers with respect to their respective shares. In the event agreement is not achieved, such special acceptance will be made only with respect to the interests and liabilities of each Reinsurer who agrees to such special acceptance, and will be subject to the terms hereof (except as modified by the special acceptance), and will be binding on each such Reinsurer with respect to its share. Any special acceptance business covered under the reinsurance Agreement being replaced by this Agreement will be automatically covered hereunder.

         Further, should Reinsurers become a party to this Agreement subsequent to the acceptance of any business not normally covered hereunder, they will automatically accept same as being a part of this Agreement.

         Should any judicial entity having jurisdiction invalidate any exclusion in the Company's policy, any amount of loss for which the Company is liable because of such invalidation will not be excluded hereunder.

DEFINITIONS

         The following definitions will apply to this Agreement:

         A. "Gross net earned premium" will mean the gross earned premium of the Company for classes of business reinsured hereunder as specified in the Coverage Article, less the earned portion of premium for reinsurance as set forth in the Other Reinsurance Article. Further, the Company will include in the gross net earned premium hereunder, 15% of its gross earned premium under Commercial Multiple Peril policies (Coverall), 35% as respects Commercial Multiple Peril policies (Non-Coverall), 40% as respects Business owners, and 85% as respects Farmowners and Homeowners.

         B. "Policies" will mean all policies, binders, contracts, or agreements of insurance or reinsurance, whether written or oral.

         C.       "Risk" will be subject to definition solely by the Company.

         D. "Ultimate net loss" will mean the actual loss or losses sustained by the Company under its policies, after deduction of all salvages and recoveries, and inuring reinsurance whether recoverable or not. Ultimate net loss will be inclusive of loss expense arising from the settlement of claims, and a pro rata share of salaries and expenses of the Company's field employees while adjusting such claims, expenses of the Company's officials incurred in connection with such claims (but excluding salaries of the Company's officials and office expenses of the Company). All salvages, recoveries, or reinsurance received subsequent to any loss settlement hereunder will be applied as if received prior to the settlement, and all necessary adjustments will be made by the parties hereto. Nothing in this definition, however, should be construed to mean that losses under this Agreement are not recoverable until the Company's ultimate net loss has been ascertained.

                  As respects any one loss occurrence, all recoveries from the Company's underlying reinsurance programs, will inure to the benefit of Reinsurers unless otherwise indicated in this Article or in the Retention and Limit sections of the attached Exhibits.

                  At the Company's option, ultimate net loss may include the actual loss expenses arising from the settlement of all claims or a flat 7% factor may be applied to the actual losses in lieu of the actual loss expense.

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LOSS OCCURRENCE

         "Loss occurrence" as used in this Agreement will mean the sum of all individual losses directly occasioned by any one disaster, accident, or loss or series of disasters, accidents, or losses arising out of one event, which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the territorial limitation of "loss occurrence" to one state of the United States or province of Canada and states or provinces contiguous thereto will not apply to loss occurrences involving Hawaii, Puerto Rico, or territories outside the United States and Canada. The duration and extent of any one "loss occurrence" will be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term "loss occurrence" will be further defined as follows:

         A. As regards windstorm, hail, tornado, hurricane, and cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. The event need not be limited to one state or province or states or provinces contiguous thereto.

         B. As regards riot, riot attending a strike, civil commotion, vandalism, and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses that occur beyond such 72 consecutive hours during the continued occupation of an insured's premises by strikers, provided such occupation commenced during the aforesaid period.

         C. As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses that commence during the period of 168 consecutive hours may be included in the Company's "loss occurrence."

         D. As regards "freeze," only individual losses directly occasioned by collapse, breakage of glass, and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's "loss occurrence."

         Except for those "loss occurrences" referred to in B. above, the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss and provided that only one such period of 168 consecutive hours will apply with respect to one event.

         As respects those "loss occurrences" referred to in B. above, if the disaster, accident, or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident, or loss into two or more "loss occurrences" provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss.

         No individual losses occasioned by an event that would be covered by 72 hours provisions may be included in any "loss occurrence" claimed under the 168 hours provisions.

         Losses directly or indirectly occasioned by:

                  (i)      loss of, alteration of, or damage to, or

                  (ii) a reduction in the functionality, availability or operation of a computer system, hardware, program, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the policyholder of the Company or not, do not in and of themselves constitute an event unless arising out of one or more of the following perils:

                  fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.

         With respect to business classified by the Company as Inland Marine, if two or more losses arise during the course of any one trip by land transportation conveyance or any one voyage by a waterborne vessel, the Company will have the option of adding them together and treating them as one loss occurrence.

NET RETAINED LIABILITY

         This Agreement will apply only to that portion of any insurance or reinsurance that the Company retains net for its own account, and such portion will be used in calculating the amount of any loss hereunder as well as the amount in excess of which this Agreement attaches; however, recovery from any underlying reinsurance will inure to the sole benefit of the Company and will be disregarded for the purposes of this Agreement. The amount of the Reinsurers' liability hereunder with respect to any loss will not be increased by the inability of the Company to collect from any other reinsurers

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any amounts that may have become due from them, whether such inability arises from the insolvency of such reinsurers or otherwise.

SELF-INSURED OBLIGATIONS

         As respects business covered hereunder, this Agreement will cover all obligations of the Company assumed by it as a self-insurer (or self-insured obligations in excess of any valid collectible insurance available to the Company) to the same extent as if all types of insurance or reinsurance covered by this Agreement were afforded under the broadest form of policies issued by the Company.

         Insurance or reinsurance wherein the Company is named as the insured or reinsured party, either alone or jointly with some other party, will be deemed to be insurance or reinsurance coming within the scope of this Agreement, notwithstanding that no legal liability may arise in respect thereof by reason of the fact that the Company is named as the insured or reinsured party or one of the insured or reinsured parties.

OTHER REINSURANCE

         The Company is permitted to have other treaty reinsurance. The premium for any such reinsurance that inures to the benefit of this Agreement will not be included within the subject premium hereunder. Additionally, the Company may purchase facultative reinsurance on any subject risk it deems advisable, and the premium for that portion of the Company's policy reinsured elsewhere will not be included within the subject premium hereunder.

REPORTS AND REMITTANCES

         Within 60 days following the expiration of this Agreement, the Company will furnish the Reinsurers with a report of reinsurance premium due them for that period. Such report will show and properly segregate the Company's premium to which the reinsurance rate applies as well as contain such other information as may be required by the Reinsurers for completion of their NAIC interim and/or annual statements. The premium due the Reinsurers will be balanced against the minimum and deposit premiums set forth in the Rate and Premium Sections of the attached Exhibits, and any balance shown to be due the Reinsurers will be remitted with said report. Any balance shown to be due the Company will be paid within 30 days following receipt of said report by the Reinsurers.

RESERVES AND FUNDING

         (Applicable only if Reinsurers cannot qualify for credit by each governmental authority having jurisdiction over the Company's United States reserves and/or Canadian reserves.)

         With respect to policies issued by the Company coming within the scope of this Agreement, the Company agrees that, when it files with the Insurance Department or sets up on its books reserves for known losses that have been reported to the Reinsurers (including loss and loss expense paid by the Company but not recovered from the Reinsurers, loss and loss expense reported and outstanding and an allowance for IBNR as determined by the Company), which it is required by law to set up, it will forward to the Reinsurers a statement showing the proportion of such reserves applicable to them. The Reinsurers hereby agree that they will fund their portion of the aforementioned reserves by one of the following methods of funding:

         A. As regards Reinsurers unauthorized in any state of the United States or the District of Columbia, such funding may be made by cash advances, trust agreements, escrow accounts for the benefit of the Company, letters of credit, or a combination thereof.

         B. As regards Reinsurers unauthorized in any province or jurisdiction of Canada, such funding will be equal to 115% of their proportion of reserves by a letter of credit for no more than 15% of the total funding required and cash advances for the remaining balance.

         The Reinsurers will have the option of determining the method of funding referred to above, provided it is acceptable to the Company and the applicable regulatory authorities.

         If a Reinsurer's choice of funding is or includes a letter of credit, it will apply for and secure delivery to the Company of a clean, irrevocable, unconditional letter of credit, dated on or before December 31 of the year in which the request is made, issued by a member of the Federal Reserve System or any bank approved for use by the NAIC Securities Valuation Office, provided that said bank is at all times acceptable to the Company, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to that Reinsurer's proportion of said reserves. In the event that the issuing bank becomes unacceptable to the Company, the Company may request, at any time, that the letter of credit be reissued by a bank that is acceptable to the Company and the applicable regulatory authorities. The letter of credit will be issued for a period of not less than one year, and will be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company by registered mail that it elects not to consider the letter of credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, will provide 60 days notice to the Company prior to any expiration in the event of nonextension.

         Notwithstanding any other provisions of this Agreement, the Company or its court-appointed successor in interest may draw upon the cash advances, trust agreements, escrow accounts and/or letters of credit at any time without diminution because of the insolvency of the Company or of any Reinsurer for one or more of the following purposes only:

         A. To reimburse the Company for the Reinsurer's share of unearned premium on policies reinsured hereunder on account of cancellations of such policies.

         B. To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any loss reinsured by this Agreement, which has not been otherwise paid.

         C. To make refund of any sum in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Agreement.

         D. In the event of nonextension of letters of credit as provided for above, to establish deposits of the Reinsurer's share of reserves for losses and/or unearned premium under this Agreement.

         E. To pay any other amounts the Company claims are due under this Agreement.

         The issuing bank will have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

         At annual intervals, or more frequently as agreed but never more frequently than semi-annually, the Company will prepare and forward to the Reinsurers a statement to reflect the Reinsurers' share of reserves for losses and/or unearned premium. If the statement shows that the Reinsurers' share of such reserves exceeds the balance available through cash advances, trust agreements, escrow accounts and/or letters of credit as of the statement date, then the Reinsurers will, within 30 days after receipt of notice of such excess, make an adjustment to increase the amount available. If, however, the statement shows that the Reinsurers' share of such reserves is less than the balance available through the chosen method of funding as of the statement date, then the Company will, within 30 days after receipt of written request from the Reinsurers, release such excess by making the appropriate adjustment.

SPECIAL FUNDING/TERMINATION

         The Company may elect to request special funding for any Reinsurer's participation or may terminate any Reinsurer's participation hereon at any time on a cut-off basis by giving 30 days prior written notice to said Reinsurer upon the happening of any one of the following circumstances:

         A. The Reinsurer ceases assuming new and renewal property and casualty treaty reinsurance;

         B. A state insurance department or other legal authority orders the Reinsurer to cease writing business;

         C. The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

         D. The Reinsurer's surplus has been reduced by whichever is greater, either 20% of the amount of surplus at the inception of this Agreement or 20% of the amount at the latest anniversary, or has lost any part of, or has reduced its paid-up capital (this provision D. will not apply to Underwriting Members of Lloyd's, London);

         E. The Reinsurer has undergone a material change in senior management or has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer's operations previously; or

         F. The Reinsurer has reinsured its entire liability under this Agreement without the Company's prior written consent.

         G. The Reinsurer has been assigned an A.M. Best's rating of less than "A-" (a Standard & Poor's Insurance Solvency International rating of less than "BBB" will apply as respects alien Reinsurers other than Underwriting Members of Lloyd's, London, and a Standard & Poor's Lloyd's Syndicate Stability rating of less than "2" will apply as respects Underwriting Members of Lloyd's, London).

         If the Company elects to exercise its special funding option, said Reinsurer will, within 30 calendar days of the date of the Company's request to do so, provide the Company with a cash advance, trust agreement, escrow account for the benefit of the Company, letter of credit, or a combination thereof acceptable to the Company to fund the Reinsurer's share of the reserves hereunder for losses (including loss and loss expense paid by the Company but not recovered from the Reinsurer, loss and loss expense reported and outstanding, and an allowance for IBNR as determined by the Company) and unearned premium, as if it were an unauthorized Reinsurer and subject to the Reserves and Funding Article.

         If the Company instead elects to terminate the Reinsurer's participation, said Reinsurer will immediately return the unearned portion of any premium paid hereunder, less ceding commission thereon, if any, and any applicable minimum premium provisions will be waived.

         For the purposes of this Article, unearned premium is defined as the difference between the deposit premium and the premium earned as of the date of termination.

         Additionally, if said Reinsurer's participation is terminated pursuant to subparagraphs A. through G. of this Article, then the Company, at its sole discretion, may elect to commute the Reinsurer's liability for losses, including loss expense, whether known or unknown, on policies covered under this Agreement. In the event the Company and the Reinsurer cannot agree upon the capitalized value of the Reinsurer's liability on such policies, the two parties will mutually appoint an actuary within 30 days to resolve the matter of valuation and will share equally in any expense associated with such appointment in a manner agreed upon at the time of appointment. The appointed actuary will not be under the control of either party and will be a Fellow of the Casualty Actuarial Society. The value determined by said actuary will be set forth in a sworn statement expressing the actuary's professional opinion that said value is fair for the complete release of all liabilities being commuted. Payment by the Reinsurer of the amount of liability ascertained will constitute a complete and final release of the Reinsurer with respect to its liability for all losses, including loss expense, whether known or unknown, on policies covered under this Agreement.

         Alternatively, if said Reinsurer's participation is terminated pursuant to subparagraphs A. or B. of this Article, then the Company, at its sole discretion, may require the Reinsurer to return all premium paid by the Company to the Reinsurer under this Agreement, less paid losses and ceding commission, if any. The Reinsurer then will be released completely from any and all liability for all losses, including loss expense, whether known or unknown, on policies covered under this Agreement.

LOSS NOTICES AND SETTLEMENTS

         The Company will advise the Reinsurers promptly of all losses that, in the opinion of the Company, may involve the Reinsurers under this Agreement and of all subsequent developments pertaining thereto that may materially affect the Reinsurers as well. Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers under this Agreement, provided the Company informs the Reinsurers of such omission promptly upon discovery.

         The Company will have the right to settle all claims under its policies. The settlements, provided they are within the terms of this Agreement, will be unconditionally binding on the Reinsurers in proportion to their participation in this Agreement. When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Agreement, and the Company and the Reinsurers will cooperate in every respect in such defense. Amounts due the Company hereunder in the settlement of loss and loss expense will be payable by the Reinsurers within 10 days upon being furnished by the Company with reasonable evidence of the amount paid or to be paid in excess of the Company's retention as set forth in the Retention and Limit sections of the attached Exhibits. However, with respect to any loss which has been previously individually advised and which is settled for $1,000,000 or more, the Company may give the Reinsurers written notice of its intention to imminently pay any such loss on a certain date and may require the Reinsurers to have their share of such loss in the hands of the Company by such date. Such written notice will allow the Reinsurers at least two working days after their receipt to prepare and dispatch its payment by check or wire transfer.

LATE PAYMENT PENALTY

         Payments from the Reinsurers to the Company will have as a due date the date on which the proof of loss or demand for payment is received by the Reinsurers, and will be overdue 60 days thereafter. For the purpose of this paragraph only, payments received by the local Intermediary within the 60 day deadline will not be considered overdue. Payments due from any Reinsurer to the Company will not be considered overdue if the Reinsurer requests, in writing, that such payment be made by drawing on a letter of credit or other similar method of funding that has been established for this Agreement, provided that there is an adequate balance in place, and further provided that such advice to draw is received by the local Intermediary within the 60 day deadline set forth above. Payments from the Company to the Reinsurers will have as a due date the date specified in this Agreement and will be overdue 60 days thereafter. Premium adjustments will be overdue 60 days from the Agreement due date or 120 days after the expiration or renewal date, whichever is greater.

         The Company will provide the Reinsurers a proof of loss and a copy of the claim adjuster's report(s) or any other evidence of indemnification. If, subsequent to receipt of this evidence, the information contained therein is insufficient or not in accordance with the contractual conditions of this Agreement, then the payment due date as specified above will be deemed to be the date upon which the Reinsurers received the additional information necessary to approve payment of the claim and the claim is presented in an acceptable manner. This paragraph is only for the purpose of establishing when a claim payment is overdue, and will not alter the provisions of the Loss Notices and Settlements Article or other pertinent contractual stipulations.

         Overdue amounts will bear simple interest from the overdue date at a rate determined by the one month London Interbank Offered Rate for the first business day of the calendar month in which the amount becomes overdue, as published in The Wall Street Journal, plus one percentage point, to be calculated weekly. If the sum of the compensating additional amount computed in respect of any overdue payment is less than 0.25% of the amount overdue or $1,000, whichever is greater, and/or the overdue period is one week or less, then the interest amount will be waived.

         For the purpose of this Article, reinsuring Underwriting Members of Lloyd's, London, will be considered to be one entity.

OFFSET

         All amounts due or otherwise accrued to any of the parties hereto or any of their parents, affiliates, or subsidiaries, whether by reasons of premiums, losses, expenses, or otherwise, under this Agreement or any other contract will at all times be subject to the right of offset and the net balance will be due and payable, unless expressly prohibited by law or regulation.

SALVAGE AND SUBROGATION

         The Reinsurers will be credited with their share of salvage and/or subrogation in respect of claims and settlements under this Agreement, less their share of recovery expense. Unless the Company and Reinsurers agree to the contrary, the Company will enforce its right to salvage and/or subrogation and will prosecute all claims arising out of such right. Should the Company refuse or neglect to enforce this right, the Reinsurers are hereby empowered and authorized to institute appropriate action in the name of the Company.

         Amounts recovered from salvage and/or subrogation will always be used to reimburse the excess reinsurers (and the Company, should it carry a portion of excess coverage net) in the reverse order of their participation in the loss before being used in any way to reimburse the Company for its primary loss. If the amount recovered exceeds the recovery expense, the recovery expense will be borne by each party in proportion to its benefit from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) will be applied to the reimbursement of recovery expense and the remaining expense as well as any originally incurred loss expense will be added to the ultimate net loss.

DELAYS, ERRORS, OR OMISSIONS

         Any inadvertent delay, error, or omission will not be held to relieve either party hereto from any liability that would attach to it hereunder if such delay, error, or omission had not been made, providing any error or omission will be rectified upon discovery.

AMENDMENTS

         This Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Company and the Reinsurers either by addenda hereto or by an exchange of letters; such addenda or letters will then constitute a part of this Agreement.

ACCESS TO RECORDS

         Provided the Company receives prior notice, the Reinsurers, through their designated representatives and at their own expense, will have the right to inspect, at any reasonable time, all records of the Company that pertain in any way to this Agreement.

INSOLVENCY

         (This Article will apply severally to each reinsured company referenced within the definition of "Company" in the Preamble to this Agreement.)

         In the event of the Company's insolvency, the reinsurance afforded by this Agreement will be payable by the Reinsurers on the basis of the Company's liability under the policies reinsured without diminution because of the Company's insolvency or because its liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims, subject however to the right of the Reinsurers to offset against such funds due hereunder, any sums that may be payable to them by said insolvent Company in accordance with applicable law. The reinsurance will be payable by the Reinsurers directly to the Company, or to its liquidator, receiver, conservator, or statutory successor except as otherwise provided by Section 4118(a) (relating to Fidelity and Surety Risks) and Section 1114(c) (relating to physical damage) of the Insurance Law of New York or except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the Company's insolvency or (b) where the Reinsurers, with the consent of the direct insured or insureds, have assumed such policy obligations of the Company as direct obligations of themselves to the payees under such policies in substitution for the Company's obligation to such payees. Then, and in that event only, the Company, with the prior approval by the Superintendent of Insurance of the state of New York of the Certificate of Assumption on New York risks, is entirely released from its obligation and the Reinsurers will pay any loss directly to payees under such policies.

         The Company's liquidator, receiver, conservator, or statutory successor will give written notice of the pendency of a claim against the Company under the policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurers may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at their own expense, any defense that they may deem available to the Company, or to its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurers will be chargeable against the Company, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit will accrue to the Company solely as a result of the defense undertaken by the Reinsurers. Where two or more Reinsurers are involved in the same claim, and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

ARBITRATION

         As a condition precedent to any right of action under this Agreement, any dispute (whether during the currency of this Agreement or after expiration or termination of this Agreement) between the Company and any Reinsurer arising out of or in connection with this Agreement, including its formation or actual validity, will be submitted to the decision of a board of arbitration (hereinafter called the "board") composed of two arbitrators and an umpire meeting at a site in New York, unless some other site is mutually agreed by the parties. Each member of the board will be disinterested in the outcome of the arbitration, and will be an active or former official or experienced individual who has operated in the United States insurance or reinsurance industry.

         To the extent not otherwise mutually agreed or provided for in this Article, the procedures and rules applicable to arbitration under the laws of New York, as from time to time set forth, will govern the procedures of the arbitration. All time limitations stated in this Article may be amended by mutual consent of the parties, and will be amended automatically to the extent made necessary by any circumstances beyond the control of the parties.

         All notices in connection with the arbitration will be in writing and sent certified or registered mail, return receipt requested. The claimant's notice demanding arbitration will reference this Article, will state in particulars all issues to be resolved in its view, and will name the arbitrator appointed by it. Within 30 days of receipt of the claimant's notice, the respondent will notify the claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.

         If the respondent fails to appoint its arbitrator within 30 days after having received the claimant's notice demanding arbitration, the claimant is authorized to and will appoint the second arbitrator and will notify the respondent of the name of the arbitrator appointed for it. The two arbitrators will appoint an umpire before instituting the hearing. If the two arbitrators fail to agree upon the appointment of an umpire within 30 days after notification of the appointment of the second arbitrator, within 10 days thereafter the claimant will petition the United States District Court having geographical jurisdiction over the site of arbitration to appoint the umpire (or if the federal court declines to act, the state court having general jurisdiction in such area); the selection of the umpire will be within the exercise of sound discretion by the court. The board will notify the claimant and the respondent of the umpire's identity within 10 days of the umpire's appointment.

         The arbitration hearing will commence within 60 days of the appointment of the umpire. Within 30 days of the date of notice of appointment of the umpire, the claimant and respondent each will submit initial briefs to the board outlining the issues in dispute and the basis and reasons for their respective positions. Within 10 days after filing of the initial briefs the claimant and the respondent may submit reply briefs. Initial and reply briefs may be amended by the submitting party at any time, but not later than 10 days prior to the date of commencement of the arbitration hearing. Reasonable responses will be allowed at the hearing to new material contained in any amendments filed to the briefs but not addressed previously.

         Subject to customary and recognized legal rules of privilege, each party will have the obligation to produce as witnesses to the arbitration such of its employees or those of its affiliates as the other party may request, and any documents that the other party may request, providing always that those witnesses and documents be relevant to the issues before the arbitration and provided further that the parties may mutually agree as to further discovery prior to the arbitration. The board may, at its discretion, request and consider underwriting and placement information provided by the Company to the Reinsurers, as well as any correspondence exchanged by the parties that is related to this Agreement. The umpire will be the final judge of rules of privilege and relevancy of any witnesses and documents, if there is any disagreement by the parties.

         The board will conduct the hearing and make its award with regard to the terms expressed in this Agreement, the original intentions of the parties to the extent reasonably ascertainable, and the custom and usage of the property-casualty insurance and reinsurance business. At the hearing, evidence will be allowed but the formal rules of evidence will not apply; cross examination and rebuttal will be allowed. Within 20 days of the close of the hearing, at their own election or at the request of the board, the claimant and the respondent may submit post-hearing briefs to be considered by the board before making its decision.

         The board will make its award within 30 days following the close of the hearing or the submission of post-hearing briefs, whichever is later. The decision by the majority of the members of the board will be in writing and will be final and binding upon the parties. The board is empowered to grant interim relief as it may deem appropriate. Either the claimant or the respondent may apply to any court having jurisdiction for an order confirming the award; a judgment of such court will thereupon be entered on the award.

         The claimant and the respondent will each bear the expense of the arbitrator appointed by or for it and will jointly and equally bear the expense of the umpire and any stenographer requested. The remaining costs of the arbitration proceedings will be allocated by the board.

         To the extent requested by the Company, the Reinsurer, or other Reinsurers hereon, where the issues in dispute between the Company and the Reinsurer are related or largely identical or similar to issues in dispute between the Company and other Reinsurers, all parties may join together in a consolidated arbitration under the terms and conditions contained in this Article to resolve all common issues; provided, however, that:

         A. The two arbitrators and umpire will be appointed by the Company and the original arbitrating Reinsurer;

         B. Each party to a consolidated arbitration will have the right to its own attorney, position, and related claims and defenses;

         C. No party will be prevented from presenting its position by the position put forth by any other party;

         D. The consolidated arbitration will not be construed as changing the liability of the Reinsurers under the terms of this Agreement from several to joint; and

         E. The cost and expenses of the arbitration, including the fees of the arbitrators and the umpire (but exclusive of attorneys' fees, which will be borne exclusively by the respective retaining party), will be borne pro rata by each party participating in the consolidated arbitration.

CONFLICT WITH LAW

         In the event any provision of this Agreement is rendered illegal or unenforceable in any jurisdiction, such provision will be considered void as respects that jurisdiction only, and such a consideration will not affect the validity or enforceability of any provision of this Agreement in any other jurisdiction.

TAXES

         The Company will pay all taxes (except Federal Excise Tax) on premiums reported to the Reinsurers on this Agreement.

FEDERAL EXCISE TAX

         (This Article applies to Reinsurers domiciled outside the United States of America, excepting Underwriting Members of Lloyd's, London, and other Reinsurers exempt from Federal Excise Tax.)

         The Reinsurers will allow for the purpose of paying Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Service Code) to the extent such premium is subject to such tax. In the event of any return of premium, the Reinsurers will deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent will recover such tax from the United States Government.

CURRENCY

         The sign "$" in this Agreement refers to United States of America dollars, except in those cases where the policies are issued by the Company in Canadian dollars, in which case it will refer to Canadian dollars.

         In the event the Company is involved in a loss requiring payments in United States and Canadian currency, the Company's retention and the amount recoverable hereunder will be apportioned between the two currencies in the same proportion as the amount of loss in each currency bears to the total amount of loss sustained by the Company.

         For the purposes of this Agreement, where the Company receives premiums or pays losses in currencies other than United States or Canadian currency, such premiums and losses will be converted into United States dollars at the actual rates of exchange at which these premiums and losses are entered in the Company's books.

SERVICE OF SUIT

         (This Article applies to Reinsurers domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Arbitration Article.)

         In the event any Reinsurer hereon fails to pay any amount claimed due hereunder, such Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States and will comply with all requirements necessary to give that court jurisdiction. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the applicable Interests and Liabilities Agreement attached hereto. In any suit instituted against it upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

         The above named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit is instituted.

         Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance or other officer specified for that purpose in the statute, or the successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

AGENCY

         For purposes of sending and receiving notices and payments required by this Agreement, the reinsured company that is set forth first in the definition of "Company" in the Preamble to this Agreement will be deemed the agent of all other reinsured companies referenced in the Preamble. In no event, however, will any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.

INTERMEDIARY

         Aon Re Inc., an Illinois corporation, or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss expenses, salvages, and loss settlements) relating to this Agreement will be transmitted to the Company or the Reinsurers through the Intermediary. Payments by the Company to the Intermediary will be deemed payment to the Reinsurers. Payments by the Reinsurers to the Intermediary will be deemed payment to the Company only to the extent that such payments are actually received by the Company.

                                    EXHIBIT A
                                   FIRST LAYER

RETENTION AND LIMIT

         No claim will be made hereunder unless the Company has first sustained, by reason of any one loss occurrence, an ultimate net loss in excess of $5,000,000. The Reinsurers will then be liable for the amount of ultimate net loss in excess of $5,000,000 any one loss occurrence, but the limit of liability of the Reinsurers will not exceed $5,000,000 with respect to any one loss occurrence.

         The Company will retain net for its own account 5% of the excess losses hereunder.

REINSTATEMENT

         In the event that all or any portion of the reinsurance under this Exhibit A is exhausted by loss, the amount so exhausted will be reinstated from the time of occurrence of such loss. The Reinsurers' liability will not exceed $5,000,000 in respect of any one loss occurrence nor $10,000,000 during the 12-month term of this Agreement.

         For each amount so reinstated, the Company will pay an additional premium based upon the pro rata amount of the reinstatement only. The provisional reinstatement premium, based on the deposit premium and finally adjusted as set forth in the Rate and Premium section of this Exhibit A, will be paid by the Company at the same time the Reinsurers pay the loss.

RATE AND PREMIUM

         For the term of this Agreement, there will be a deposit premium hereon of $xxx,000 payable in equal quarterly installments of $xxx,000 on January 1st, April 1st, July 1st, and October 1st. At Agreement expiration, the Company will adjust the deposit premium against a rate of x.xxx% of its gross net earned premium, subject to a minimum premium of $xxx,000.

                                    EXHIBIT B
                                  SECOND LAYER

RETENTION AND LIMIT

         No claim will be made hereunder unless the Company has first sustained, by reason of any one loss occurrence, an ultimate net loss in excess of $10,000,000, inclusive of underlying catastrophe reinsurance. The Reinsurers will then be liable for the amount of ultimate net loss in excess of $10,000,000 any one loss occurrence, but the limit of liability of the Reinsurers will not exceed $10,000,000 with respect to any one loss occurrence.

         The Company will retain net for its own account 5% of the excess losses hereunder.

REINSTATEMENT

         In the event that all or any portion of the reinsurance under this Exhibit B is exhausted by loss, the amount so exhausted will be reinstated from the time of occurrence of such loss. The Reinsurers' liability will not exceed $10,000,000 in respect of any one loss occurrence nor $20,000,000 during the 12-month term of this Agreement.

         For each amount so reinstated, the Company will pay an additional premium based upon the pro rata amount of the reinstatement only. The provisional reinstatement premium, based on the deposit premium and finally adjusted as set forth in the Rate and Premium section of this Exhibit B, will be paid by the Company at the same time the Reinsurers pay the loss.

RATE AND PREMIUM

         For the term of this Agreement, there will be a deposit premium hereon of $xxx,000, payable in equal quarterly installments of $xxx,000 on January 1st, April 1st, July 1st, and October 1st. At Agreement expiration, the Company will adjust the deposit premium against a rate of x.xxx% of its gross net earned premium, subject to a minimum premium of $xxx,000.

                                    EXHIBIT C
                                   THIRD LAYER

RETENTION AND LIMIT

         No claim will be made hereunder unless the Company has first sustained, by reason of any one loss occurrence, an ultimate net loss in excess of $20,000,000, inclusive of underlying catastrophe reinsurance. The Reinsurers will then be liable for the amount of ultimate net loss in excess of $20,000,000 any one loss occurrence, but the limit of liability of the Reinsurers will not exceed $40,000,000 with respect to any one loss occurrence.

         The Company will retain net for its own account 5% of the excess losses hereunder.

REINSTATEMENT

         In the event that all or any portion of the reinsurance under this Exhibit C is exhausted by loss, the amount so exhausted will be reinstated from the time of occurrence of such loss. The Reinsurers' liability will not exceed $40,000,000 in respect of any one loss occurrence nor $80,000,000 during the term of this Agreement.

         For each amount so reinstated, the Company will pay an additional premium based upon the pro rata amount of the reinstatement only. The provisional reinstatement premium, based on the deposit premium and finally adjusted as set forth in the Rate and Premium section of this Exhibit C, will be paid by the Company at the same time the Reinsurers pay the loss.

RATE AND PREMIUM

         For the term of this Agreement, there will be a deposit premium hereon of $x,xxx,000, payable in equal quarterly installments of $xxx,xxx on January 1st, April 1st, July 1st, and October 1st. At Agreement expiration, the Company will adjust the deposit premium against a rate of x.xx% of its gross net earned premium, subject to a minimum premium of $x,xxx,000.

                POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE

SECTION A:

Excluding:

         (1) All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

         (2) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B:

         It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

                  Industrial Risk Insurers,
                  FM Global,
                  Any Pool, Association or Syndicate formed for the purpose
                           of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs,
                  United States Aircraft Insurance Group,
                  Canadian Aircraft Insurance Group,
                  Global Aerospace/Associated Aviation Underwriters.

Section B does not apply:

         (1) Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

         (2) To interests traditionally underwritten as Inland Marine and/or Stock and/or Contents written on a Blanket basis.

         (3) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B(1).

         (4)      To risks as follows:

                  Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builder's Risks on the classes of risks specified in this subsection (4) only.

Where this clause attaches to Catastrophe Excesses, the following Sections C and D are added:

SECTION C:

         Nevertheless the Reinsurer specifically agrees that liability accruing to the Company from its participation in Residual Market Mechanisms including but not limited to:

         (1)      The following so-called "Coastal Pools":

                  Alabama Insurance Underwriting Association Citizens Property Insurance Corporation (CPIC) Louisiana Insurance Underwriting Association Mississippi Windstorm Underwriting Association North Carolina Insurance Underwriting Association South Carolina Windstorm and Hail Underwriting Association Texas Catastrophe Property Insurance Association

                                       AND

         (2)      All "Fair Plan" and "Rural Risk Plan" business,

                                       AND

         (3)      California Earthquake Authority (CEA),

for all perils otherwise protected hereunder shall not be excluded herefrom, except however, that this reinsurance does not include any increase in such liability resulting from:

                  (a) The inability of any other participant in such Residual Market Mechanisms to meet its liability.

                  (b) Any claim against such Residual Market Mechanisms or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Funds Exclusion Clause incorporated in this Contract).

SECTION D:

         (1) Notwithstanding Section C above, in respect of the CEA, where an assessment is made against the Company by the CEA, the Company may include in its ultimate net loss only that assessment directly attributable to each separate loss occurrence covered hereunder. The Company's initial capital contribution to the CEA shall not be included in the ultimate net loss.

         (2) Notwithstanding Section C above, in respect of CPIC, where an assessment is made against the Company by CPIC, the maximum loss that the Company may include in the ultimate net loss in respect of any loss occurrence hereunder shall not exceed the lesser of:

                  (a) The Company's assessment from CPIC for the accounting year in which the loss occurrence commenced, or

                  (b)      The product of the following:

                           (i) The Company's percentage participation in CPIC for the accounting year in which the loss occurrence commenced; and

                           (ii)     CPIC's total losses in such loss occurrence.

                  Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the ultimate net loss hereunder. Moreover, notwithstanding Section C above, in respect of CPIC, the ultimate net loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of CPIC.

                  For the purposes of this Contract, the Company may not include in the ultimate net loss any assessment or any percentage assessment levied by CPIC to meet the obligations of an insolvent insurer, member or other party, or to meet any obligations arising from the deferment by CPIC of the collection of monies.

           NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) (1994)
                      (WORLDWIDE EXCLUDING U.S.A. & CANADA)

This agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this agreement Nuclear Energy Risks shall mean all first party and/or third party insurances or reinsurances (other than Workers' Compensation and Employers' Liability) in respect of:

         (I) All Property on the site of a nuclear power station. Nuclear Reactors, reactor buildings and plant and equipment therein on any site other than a nuclear power station.

         (II) All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:

                  (a)      the generation of nuclear energy; or

                  (b)      the Production, Use or Storage of Nuclear Material.

         (III) Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

         (IV) The supply of goods and services to any of the sites, described in (I) to (III) above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.

Except as undernoted, Nuclear Energy Risks shall not include:

         (i) Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in (I) to (III) above (including contractors' plant and equipment);

         (ii) Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (i) above;

Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.

However, the above exemption shall not extend to:

         (1) The provision of any insurance or reinsurance whatsoever in respect of:

                  (a)      Nuclear Material;

                  (b) Any Property in the High Radioactivity Zone or Area of any Nuclear Installation as from the introduction of Nuclear Material or - for reactor installations - as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.

         (2) The provision of any insurance or reinsurance for the undernoted perils:

                  -        Fire, lightning, explosion;

                  -        Earthquake;

                  - Aircraft and other aerial devices or articles dropped therefrom;

                  -        Irradiation and radioactive contamination;

                  - Any other peril insured by the relevant local Nuclear Insurance Pool and/or Association;

                           in respect of any other Property not specified in (1) above which directly involves the Production, Use or Storage of Nuclear Material as from the introduction of Nuclear Material into such Property.

Definitions

"Nuclear Material" means:

         (i) Nuclear fuel, other than natural uranium and depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a Nuclear Reactor, either alone or in combination with some other material; and

         (ii)     Radioactive Products or Waste.

"Radioactive Products or Waste" means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilisation of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.

"Nuclear Installation" means:

         (i)      Any Nuclear Reactor;

         (ii) Any factory using nuclear fuel for the production of Nuclear Material, or any factory for the processing of Nuclear Material, including any factory for the reprocessing of irradiated nuclear fuel; and

         (iii) Any facility where Nuclear Material is stored, other than storage incidental to the carriage of such material.

"Nuclear Reactor" means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.

"Production, Use or Storage of Nuclear Material" means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of Nuclear Material.

"Property" shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.

"High Radioactivity Zone or Area" means:

         (i) For nuclear power stations and Nuclear Reactors, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and

         (ii) For non-reactor Nuclear Installations, any area where the level of radioactivity requires the provision of a biological shield.

N.M.A. 1975a (10/3/94)
Form approved by Lloyd's Underwriters' Non-Marine Association Limited.

U.S.A.

        NUCLEAR INCIDENT EXCLUSION CLAUSE--PHYSICAL DAMAGE--REINSURANCE

1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

         I. Nuclear reactor power plants including all auxiliary property on the site, or

         II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

         III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

         IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

         (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

         (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.       Reassured to be sole judge of what constitutes:

         (a)      substantial quantities, and

         (b)      the extent of installation, plant or site.

NOTE: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

         (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

         (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

N.M.A. 1119 (12/12/57)

CANADA

         NUCLEAR INCIDENT EXCLUSION CLAUSE--PHYSICAL DAMAGE--REINSURANCE

1. This Agreement does not cover any loss or liability accruing to the Reinsured directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph 1 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

         (a) nuclear reactor power plants including all auxiliary property on the site, or

         (b) any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

         (c) installations for fabricating complete fuel elements or for processing substantial quantities of radioactive materials, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

         (d) installations other than those listed in (c) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operation of paragraphs 1 and 2 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate:

         (a) where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

         (b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

4. Without in any way restricting the operation of paragraphs 1, 2 and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or any law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.

7.       Reinsured to be sole judge of what constitutes:

         (a)      substantial quantities, and

         (b)      the extent of installation, plant or site.

8. Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer caused:

         (a) by any nuclear incident as defined in or pursuant to the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof, or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

         (b)      by contamination by radioactive material.

NOTE: Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, paragraph 8 of this clause shall only apply to all original contracts of the Reinsured whether new, renewal or replacement which become effective on or after December 31, 1992.

N.M.A. 1980a (01/04/96)
Form approved by Lloyd's Underwriters' Non-Marine Association Ltd.

                        INSOLVENCY FUNDS EXCLUSION CLAUSE

This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

                               TERRORISM EXCLUSION

Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, it is agreed that this reinsurance agreement excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

(i)      involves violence against one or more persons; or

(ii)     involves damage to property; or

(iii)    endangers life other than that of the person committing the action; or

(iv) creates a risk to health or safety of the public or a section of the public; or

(v)      is designed to interfere with or to disrupt an electronic system.

This reinsurance agreement also excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism.

Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this reinsurance agreement, in respect only of personal lines this reinsurance agreement will pay actual loss or damage (but not related cost or expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive, or nuclear pollution or contamination or explosion.